Exhibit 10.15
APPROACH RESOURCES INC.
2007 STOCK INCENTIVE PLAN
STOCK AWARD AGREEMENT
     THIS AGREEMENT, made and entered into as of the ___ day of                                         , 20___, by and between Approach Resources Inc., a Delaware corporation (“Approach”), and                                                             , an employee, director or other individual providing services to Approach or one of its Affiliates (“Participant”).
     WHEREAS, the Board of Directors or the Compensation and Nominating Committee of Approach’s Board of Directors or such other committee designated by Approach’s Board of Directors (the “Committee”), acting under Approach’s 2007 Stock Incentive Plan (the “Plan”), has the authority to make Stock Awards, which are awards of unrestricted shares of Approach’s common stock, $0.01 par value per share (the “Common Stock”), to employees, directors or other individuals providing services to Approach or its Affiliates; and
     WHEREAS, pursuant to the Plan, the Committee has determined to make such an award to Participant on the terms and conditions set forth in the Plan and this Agreement, and Participant desires to accept such award;
     NOW, THERFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Stock Award. On the terms and conditions hereinafter set forth, Approach hereby awards to Participant, and Participant hereby accepts, a Stock Award (the “Award”) of                      shares of Common Stock (the “Shares”). The Award is made on the ___ day of                                         , 20___ (the “Grant Date”). A certificate representing the Shares shall be issued in the name of Participant as of the Grant Date and delivered to Participant on the Grant Date or as soon thereafter as practicable. Notwithstanding the foregoing, at the option of Approach, any Shares that, under the terms of this Agreement, are issuable in the form of a stock certificate may instead be issued in book-entry form.
     2. Vesting and Forfeiture. The Shares shall be fully vested and not subject to a substantial risk of forfeiture. Participant shall be free to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares, subject to applicable securities laws and the policies of Approach.
     3. Rights as Stockholder. Subject to the provisions of this Agreement, upon the issuance of a certificate or certificates representing the Shares to Participant, or the issuance of the Shares in book-entry form, Participant shall become the record and beneficial owner thereof for all purposes and shall have all rights as a stockholder with respect to the Shares.

     4. Withholding Taxes. Participant will pay to Approach or the appropriate Affiliate, or make arrangements satisfactory to Approach or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares. Any provision of this Agreement to the contrary notwithstanding, if Participant does not satisfy his or her obligations under this Section, Approach shall, to the extent permitted by law, have the right to deduct from any payments made under the Plan, regardless of the form of such payment, or from any other compensation payable to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.
     5. Effect on Employment or Service. Nothing contained in this Agreement shall confer upon Participant the right to continue in the employment or service of Approach or any Affiliate, or affect any right which Approach or any Affiliate may have to terminate the employment or service of Participant. This Agreement does not constitute evidence of any agreement or understanding, express or implied, that Approach or any Affiliate will retain Participant as an employee, director or other service provider for any period of time or at any particular rate of compensation.
     6. Investment Representations.
     (a) The Shares are being received for Participant’s own account with the intent of holding them and without the intent of participating, directly or indirectly, in a distribution of such Shares and not with a view to, or for resale in connection with, any distribution of such Shares or any portion thereof.
     (b) A legend may be placed on any certificate(s) or other document(s) delivered to Participant or substitute therefore referring to any stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ or any other stock exchange or association upon which the common stock of Approach is then listed or quoted, any applicable federal or state securities laws, and any applicable corporate law, and any transfer agent of Approach shall be instructed to require compliance therewith.
     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) Approach and its successors and assigns, and (ii) Participant and his or her heirs, devisees, executors, administrators and personal representatives.
     8. Notices. All notices between the parties hereto shall be in writing and given in the manner provided in Section 15.7 of the Plan. Notices to Participant shall be given to Participant’s address as contained in Approach’s records. Notices to Approach shall be addressed to the Corporate Secretary at the principal executive offices of Approach as set forth in Section 15.7 of the Plan.

     9. Governing Law; Exclusive Forum; Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware except for its laws with respect to conflict of laws. The exclusive forum for any lawsuit arising from or related to this Agreement shall be a state or federal court in Tarrant County, Texas. This provision does not prevent Approach from removing to an appropriate federal court any action brought in state court. PARTICIPANT HEREBY CONSENTS TO, AND WAIVES ANY OBJECTIONS TO, REMOVAL TO FEDERAL COURT BY APPROACH OF ANY ACTION BROUGHT AGAINST IT BY PARTICIPANT.
     10. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.
     IN WITNESS WHEREOF, Approach and Participant have executed this Agreement as of the date first written above.

APPROACH RESOURCES INC.

By:

Name:
Title:

PARTICIPANT

Participant Signature

Participant Printed Name

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